EXHIBIT 23.1
                            CONSENT OF STEELE & CO.



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                           STEELE & CO.*
                   CHARTERED ACCOUNTANTS
*Representing incorporated professionals
                               SUITE 808      TELEPHONE:   (604) 687-8808
                808 WEST HASTINGS STREET      TELEFAX:     (604) 687-2702
         VANCOUVER, B.C., CANADA V6C 1C8      EMAIL:       EMAIL@STEELE-CO.CA






                       CONSENT OF INDEPENDENT ACCOUNTANTS



Praxis Pharmaceuticals Inc.




We hereby consent to the incorporation by reference in the reoffer prospectus under cover of Form S-8 Registration Statement filed March 4, 2003 of Praxis Pharmaceuticals Inc. of our independent auditors' report dated August 27, 2002 relating to the financial statements which appear in Praxis Pharmaceuticals Inc.'s Annual Report on Form 10-KSB (File No.0-28627) for the fiscal year ended May 31, 2002 and our independent accountants' report dated October 11, 2002 and January 16, 2003 relating to the financial statements which appear in Praxis Pharmaceuticals Inc.'s Quarterly Reports on Form 10-QSB (File No.0-28627) for the quarters ended August 31, 2002 and November 30, 2002. We also consent to the reference to us under the heading "Experts" in the reoffer prospectus which is a part of such Form S-8 Registration Statement.



                                                  /s/ STEELE & CO.


Vancouver, Canada                                 "STEELE & CO."
March 4, 2003                                     CHARTERED ACCOUNTANTS